                                                                       Exhibit 4

 TEMPORARY CERTIFICATE EXCHANGEABLE FOR DEFINITIVE ENGRAVED CERTIFICATE WHEN
                              READY FOR DELIVERY.

% NONCUMULATIVE EXCHANGEABLE                       % NONCUMULATIVE EXCHANGEABLE
 PREFERRED STOCK, SERIES A                          PREFERRED STOCK, SERIES A
      PAR VALUE $5.00                                    PAR VALUE $5.00
          NUMBER                                             SHARES
 [ARTWORK APPEARS HERE]                              [ARTWORK APPEARS HERE]


                   CHEVY CHASE PREFERRED CAPITAL CORPORATION

                            A MARYLAND CORPORATION


 FORMED UNDER THE LAWS                         THIS CERTIFICATE IS TRANSFERABLE
OF THE STATE OF MARYLAND                            IN NEW YORK, NEW YORK

                                                     CUSIP 16678M 20 7

                                           SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT




IS THE OWNER OF

FULLY PAID AND NON ASSESSABLE SHARES OF   % NONCUMULATIVE EXCHANGEABLE PREFERRED
                              STOCK, SERIES A, OF

Chevy Chase Preferred Capital Corporation (the "Corporation"), transferable on the books of the Corporation by the registered holder hereof in person, or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized representatives.
                             CERTIFICATE OF STOCK

Dated:                                         Countersigned and Registered:
                                                  Norwest Bank Minnesota, N.A.

                                                               Transfer Agent
                                               By              and Registrar

                              [SEAL APPEARS HERE]

[SIGNATURE APPEARS HERE]     [SIGNATURE APPEARS HERE]

               Secretary         Senior Vice President      Authorized Signature


    THERE ARE RESTRICTIONS ON THE TRANSFER OF THE SHARES EVIDENCED BY THIS
          CERTIFICATE AS MORE FULLY SET FORTH ON THE REVERSE HEREOF.

                   CHEVY CHASE PREFERRED CAPITAL CORPORATION

THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK, INCLUDING PREFERRED STOCK ISSUABLE IN SERIES. THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER ON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS. QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION IS AUTHORIZED TO ISSUE, OR THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES WHICH THE CORPORATION IS AUTHORIZED TO ISSUE, TO THE EXTENT THEY HAVE BEEN SET, AND OF THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE CORPORATION OR TO ITS TRANSFER AGENT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OWNERSHIP FOR THE PURPOSE OF MAINTENANCE OF THE CORPORATION'S STATUS AS A REAL ESTATE INVESTMENT TRUST (A "REIT") UNDER SECTIONS 856 THROUGH 860 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE CHARTER OF THE CORPORATION, NO INDIVIDUAL MAY
(i) BENEFICIALLY OWN SHARES OF PREFERRED STOCK OF THE CORPORATION IN EXCESS OF
1.0 PERCENT (OR SUCH GREATER PERCENT AS MAY BE DETERMINED BY THE BOARD OF DIRECTORS OF THE CORPORATION) OF THE OUTSTANDING SHARES OF SUCH PREFERRED STOCK; OR (ii) BENEFICIALLY OWN PREFERRED STOCK (OF ANY SERIES) WHICH WOULD RESULT IN THE CORPORATION BEING "CLOSELY HELD" UNDER SECTION 856(h) OF THE CODE OR WHICH OTHERWISE WOULD CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT. ANY PERSON THAT HAS OWNERSHIP, OR WHO ACQUIRES OR ATTEMPTS TO ACQUIRE OWNERSHIP OF PREFERRED STOCK WHERE SUCH OWNERSHIP OR ACQUISITION OF OWNERSHIP OF PREFERRED STOCK WOULD RESULT IN AN INDIVIDUAL HAVING BENEFICIAL OWNERSHIP, OR ACQUIRING BENEFICIAL OWNERSHIP OF PREFERRED STOCK IN EXCESS OF THE ABOVE LIMITATIONS AND ANY PERSON WHO OWNS EXCESS STOCK AS A TRANSFEREE OF SHARES OF PREFERRED STOCK RESULTING IN AN EXCHANGE FOR EXCESS STOCK (AS DESCRIBED BELOW) IMMEDIATELY MUST NOTIFY THE CORPORATION IN WRITING OR, IN THE EVENT OF A PROPOSED OR ATTEMPTED TRANSFER OR ACQUISITION OR PURPORTED CHANGE IN BENEFICIAL OWNERSHIP, MUST GIVE WRITTEN NOTICE TO THE CORPORATION AT LEAST FIFTEEN (15) DAYS PRIOR TO THE PROPOSED OR ATTEMPTED TRANSFER, TRANSACTION OR OTHER EVENT. ANY TRANSFER OR ACQUISITION OF SHARES OF PREFERRED STOCK OR OTHER EVENT WHICH RESULTS IN VIOLATION OF THE OWNERSHIP OR TRANSFER LIMITATIONS SET FORTH IN THE COMPANY'S CHARTER SHALL BE VOID AB INITIO AND THE PURPORTED BENEFICIAL AND RECORD
                      -- ------
TRANSFEREE SHALL NOT HAVE OR ACQUIRE ANY RIGHTS IN SUCH SHARES OF PREFERRED STOCK. IF THE TRANSFER AND OWNERSHIP LIMITATIONS REFERRED TO HEREIN ARE VIOLATED, THE SHARES OF PREFERRED STOCK REPRESENTED HEREBY AUTOMATICALLY WILL BE EXCHANGED FOR SHARES OF EXCESS STOCK TO THE EXTENT OF VIOLATION OF SUCH LIMITATIONS, AND SUCH SHARES OF EXCESS STOCK WILL BE HELD IN TRUST BY THE CORPORATION, ALL AS PROVIDED BY THE CHARTER OF THE CORPORATION. ALL DEFINED TERMS USED IN THIS LEGEND HAVE THE MEANINGS IDENTIFIED IN THE CORPORATION'S CHARTER, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common          UNIF GIFT MIN ACT -      Custodian
                                                           ------         ------
TEN ENT - as tenants by the entireties                     (Cust)        (Minor)
                                                   under Uniform Gifts to Minors
JT TEN  - as joint tenants with right                 Act
          of survivorship and not as                     -----------------
          tenants in common                                   (State)

    Additional abbreviations may also be used though not in the above list.

For value received,                       hereby sell, assign and transfer unto
                   -----------------------

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBERS OF ASSIGNEE
---------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  Please print or typewrite street and address including postal zip code of assignee

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-------------------------------------------------------shares of Preferred Stock represented by the within certificate, and do hereby irrevocably constitute and appoint

--------------------------------------------------------------------------------

------------------------------------------------------------------------Attorney
to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated,                                    X
     ------------------------------        -----------------------------------
                       NOTICE:                         (SIGNATURE)
                THE SIGNATURE(S) TO THE
                ASSIGNMENT MUST CORRES-
                POND WITH THE NAME(S) AS
                WRITTEN UPON THE FACE OF
                THE CERTIFICATE IN EVERY
                PARTICULAR WITHOUT ALTER-
                ATION OR ENLARGEMENT OR
                ANY CHANGE WHATEVER.      X
                                           -------------------------------------
                                                       (SIGNATURE)

                                           -------------------------------------
                                           THE SIGNATURE(S) SHOULD BE GUARANTEED
                                           BY AN "ELIGIBLE GUARANTOR
                                           INSTITUTION" AS DEFINED IN RULE 17Ad-
                                           15 UNDER THE SECURITIES EXCHANGE ACT
                                           OF 1934, AS AMENDED.
                                           -------------------------------------
                                           SIGNATURE(S) GUARANTEED BY: